UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 2, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

On January 2, 2020, we sold 1,666,667 restricted shares of common stock to an individual investor for a total purchase price of $1,000,000, in a private offering. As part of the sale, we also issued the investor a five-year warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.80 per share. The warrant agreement provides that the holder cannot convert if such conversion will result in the holder beneficially owning in excess of 4.99% of our shares of common stock outstanding immediately after giving effect to such exercise. By written notice, the holder may from time to time increase or decrease this percentage to any other percentage not in excess of 19.99%, provided that any such increase will not be effective until the 61st day after such notice is delivered to us.

On December 3, 2019, we sold a $540,000 convertible promissory note to an individual investor for a purchase price of $540,000, in a private offering. The promissory note has a term of 12 months and earns interest at the rate of 10% per annum, to be paid in one lump sum at maturity. The holder of the promissory note has the right to convert the note into either common stock at a conversion price of $0.75 per share or into a working interest in our subsidiary Hudspeth Oil Corporation’s working interest in certain oil and gas leases covering 134,000 acres in Hudspeth County, Texas, known as the “Orogrande Project.” The note holder’s working interest (determined on a percentage basis) would be equal to one acre of the Orogrande Project per $1,100 of principal amount and unpaid interest thereon that is converted. By way of example, if the holder elects to convert $550,000 in principal amount and unpaid interest thereon into a working interest, then such holder would receive 0.00373% of the Orogrande Project (i.e., a 0.00373% working interest in 100% of the entire Orogrande Project).

On November 25, 2019, we sold 300,000 restricted shares of common stock to an individual investor for a total purchase price of $180,000, in a private offering.

All of the above sales of securities were sold under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The issuances of securities did not involve a “public offering” based upon the following factors: (i) the issuances of securities were isolated private transactions; (ii) a limited number of securities were issued to a limited number of purchasers; (iii) there were no public solicitations; (iv) the investment intent of the purchasers; and (v) the restriction on transferability of the securities issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: January 3, 2020	By: /s/ John A. Brda
John A. Brda
President

2